                                                                    Exhibit 11.1

                  STATEMENT RE: COMPUTATION OF PER SHARE LOSS

                                                             THREE MONTHS
                                                          ENDED SEPTEMBER 30,
                                                          -------------------

                                                      1996                      1997
                                                      ----                      ----
Net loss                                          $ (157,551)               $  (120,872)
                                                    =========                  =========

Weighted average shares of common stock
  outstanding                                     20,059,503                 22,479,679

Escrowed shares                                     (291,663)                  (291,663)
                                                    ---------                  ---------

Net shares of common stock used in net
  loss per share calculations                     19,767,840                 22,188,016
                                                  ==========                 ==========

Net loss per share                                    $ (.01)                    $ (.01)
                                                      =======                    =======





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